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                                                                    Exhibit 99.2

                    Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


   In connection with the Quarterly Report on Form 10-Q of Rite Aid Corporation, a Deleware Corporation (the "Company") for the quarterly period ended November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert G. Miller, as Chief Executive Officer of the Company, and Christopher Hall, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert G. Miller
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Name:  Robert G. Miller
Title: Chairman and Chief Executive Officer
Date:  December 27, 2002

/s/ Christopher Hall
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Name:  Christopher Hall
Title: Executive Vice President and Chief
       Financial Officer
Date:  December 27, 2002

   This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.